UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2006

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

903 Calle Amanecer, Suite 100 San Clemente, California	92673
(Address of Principal Executive Office)	(Zip Code)

(949) 369-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On May 3, 2006, Sunstone Hotel Investors, Inc. (the “Company”) issued a press release regarding its financial results for the first quarter ended March 31, 2006. A copy of the Company’s press release is being furnished as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On April 28, 2006, the Company completed its previously announced refinancing of its Renaissance Hotel located in Washington, D.C. In the refinancing, the Company defeased the existing loan with a principal balance of $52.9 million, a fixed interest rate of 7.5% and a maturity date of 2008 and executed a new defeasance note with a principal amount of $52.9 million, which otherwise has the same terms as the existing note and is secured by the same deed of trust. In addition, the Company incurred a new loan relating to the hotel property with a principal balance of $82.1 million (together with the $52.9 million loan, the “Loan”). As a result of the refinancing, the principal amount of the Loan relating to the hotel property is $135.0 million, with an effective interest rate of 5.95% and an effective maturity date in 2021. Payments on the Loan are interest-only until April 28, 2009. The Loan was made by Teachers Insurance and Annuity Association of America to a bankruptcy remote, single-purpose limited liability company that owns the hotel. The Loan is non-recourse to the Company, except that one of the Company’s holding company subsidiaries has guaranteed certain customary carve-outs to the general non-recourse liability. The Loan is evidenced by documentation generally consistent with loans of similar size that are secured by a first trust deed on a first class hotel property, including a requirement that the hotel meet and maintain a specified debt service coverage ratio. The loan also contains cash management and lock-box provisions that allow the lender to direct net income from the hotel to an account controlled by the lender to insure that items such as real estate taxes, insurance and property maintenance and improvement are adequately funded.

Item 9.01.	Financial Statements and Exhibits

(c)	The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press Release dated May 3, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: May 3, 2006	By:	/s/ JON D. KLINE
Jon D. Kline
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 3, 2006.